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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2008

GOLD CREST MINES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52392	82-0290112
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)

10807 E Montgomery Dr. Suite #1 Spokane Valley, WA	99206
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 893-0171

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On April 22, 2008, Gerald Booth resigned as a director of the Company.  The resignation of Mr. Booth was previously reported under Item 8.01 of an 8-K filed with the Commission on April 24, 2008.  Also, on April 24, 2008, the Company received a letter of resignation from Thomas A. Loucks as director and audit committee member effective as of the date of the letter.  The resignation of Mr. Loucks was previously reported under Item 8.01 of a separate 8-K also filed with the Commission on April 24, 2008.

(d)

On April 28, 2008, the Board of Directors appointed Daniel R. McKinney, Sr. as a director of the Company to fill the vacancy created by the resignation of Mr. Booth.

Item 8.01

Other Events

On April 28, 2008, Bobby Cooper resigned as Chairman of the Board and Howard Crosby was appointed as Chairman of the Board.  Bobby Cooper will remain as a Director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD CREST MINES, INC.

By:

/s/ Matt Colbert

Matt J. Colbert

Chief Financial Officer

Date: May 2, 2008

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